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                                                                     EXHIBIT 1.1


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                                    FORM OF
                             UNDERWRITING AGREEMENT


                     FIRST SECURITY AUTO GRANTOR TRUST______
                    ____% ASSET BACKED CERTIFICATES, CLASS A
                    ____% ASSET BACKED CERTIFICATES, CLASS B

                            FIRST SECURITY BANK, N.A.
                              (Seller and Servicer)


                                                                   -------------

-----------------------
As Representative of the Several Underwriters
Listed in Schedule I (the "Representative")

----------------------
----------------------

Ladies and Gentlemen:

          First Security Bank, N.A. (the "BANK"), proposes to sell to the several Underwriters listed on Schedule I hereto (the "UNDERWRITERS") $__________ principal amount of ____% Asset Backed Certificates, Class A (the "CLASS A CERTIFICATES") and $_________ principal amount of ____% Asset Backed Certificates, Class B (the "CLASS B CERTIFICATES," and together with the Class A Certificates, the "CERTIFICATES") to be issued by the First Security Auto Grantor Trust _______. Each Certificate will represent an undivided interest in the First Security Auto Grantor Trust _______ (the "TRUST"). The assets of the Trust will include, among other things, a pool of retail motor vehicle installment sale contracts and installment loans secured by new and used automobiles and light trucks (collectively, the "RECEIVABLES") and certain monies due thereunder after the close of business of the Bank on ___________ (the "CUTOFF DATE"), such Receivables and other property to be sold to the Trust by the Bank and to be serviced for the Trust by the Servicer. The Class B Certificates are, to the extent specified in the Pooling and Servicing Agreement, subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), by and among the Bank, as seller (in such capacity, the "SELLER") and as servicer (in such capacity, the "SERVICER"), and ____________, as trustee (in such capacity, the "TRUSTEE"), and as collateral agent for the Yield Supplement Account and the Reserve Account (in such capacity, the "COLLATERAL AGENT").

          The Bank has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS"), a registration statement, including a prospectus, and a prospectus supplement relating to the Certificates. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective

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amendment at the time of its effectiveness, including in each case information
(if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "REGISTRATION STATEMENT," and the prospectus supplement in the form used to confirm sales of the Certificates is referred to in this Agreement as the "PROSPECTUS SUPPLEMENT."

          The terms which follow, when used in this Agreement, shall have the meanings indicated. "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "REGISTRATION STATEMENT EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "RULE 424" and "RULE 430A" refer to such rules under the Act. "SUPPLEMENT EFFECTIVE DATE" shall mean the date the Prospectus Supplement and any post-effective amendment or amendment thereto became or become effective To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          The Bank represents and warrants to, and agrees with, the Underwriters as follows:

          1. The Bank hereby agrees to sell and deliver the Certificates to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Bank the respective principal amount of the Certificates set forth opposite such Underwriter's name in Schedule I hereto. The Class A Certificates and the Class B Certificates are to be purchased by the Underwriters at the purchase price of __________ and ___________, respectively, of the aggregate principal amount thereof plus accrued interest on the principal amount thereof at the applicable Pass-Through Rate calculated from (and including) __________, to (but excluding) the Closing Date.

          2. The Bank understands that the Underwriters intend (i) to make a public offering of their respective portions of the Certificates as soon after the Prospectus Supplement and this Agreement have become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Certificates upon the terms set forth in the Prospectus and the Prospectus Supplement.

          3. Payment for the Certificates shall be made to the Bank or to its order, by wire transfer of same day funds at the office of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, at 9:00 a.m. (New York time) on ____________ (the "CLOSING DATE"), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Bank may agree upon in writing. As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in the City of New York.

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          Payment for the Certificates shall be made against delivery to the
Representative for the respective accounts of the several Underwriters of the Certificates registered in the name of Cede & Co. as nominee of The Depositary Trust Company and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Representative shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Certificates duly paid by the Bank. The certificates for the Certificates will be made available for inspection and packaging by the Representative at the office of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022, not later than 1:00 p.m. (New York time) on the Business Day prior to the Closing Date.

          4. The Bank hereby represents and warrants to, and agrees with, each Underwriter that:

               (a) The Registration Statement on Form S-1 (no. 333-35847), including the Prospectus, Prospectus Supplement and such amendments thereto as may have been required on or prior to the date hereof, relating to the Certificates, has been filed with the Commission and such Registration Statement as amended has become effective. With respect to the Registration Statement, the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied by the Bank;

               (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission, and on the Registration Statement Effective Date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement, the Prospectus and the Prospectus Supplement will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through the Representative expressly for use therein;

               (c) The computer tape with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "COMPUTER TAPE"), and made available to the Representative by the Bank, was complete and accurate in all material respects as of the date thereof;

               (d) The Bank has been duly organized and is validly existing as a United States banking association, is in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under

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the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank;

               (e) The Certificates have been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement; each of the Pooling and Servicing Agreement, the Yield Supplement Agreement and this Agreement have been duly authorized by the Bank and, when executed and delivered by the Bank and the other parties thereto (in the case of the Pooling and Servicing Agreement and the Yield Supplement Agreement), each of the Pooling and Servicing Agreement, the Yield Supplement Agreement and this Agreement will constitute a valid and binding agreement of the Bank; the Certificates, the Pooling and Servicing Agreement and the Yield Supplement Agreement will conform to the descriptions thereof in the Prospectus Supplement in all material respects;

               (f) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Yield Supplement Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

               (g) The Bank is neither in violation of its articles of association or by-laws nor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement or the Yield Supplement Agreement. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Yield Supplement Agreement, and the issuance and sale of the Certificates and compliance with the terms and provisions hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the articles of association or by-laws of the Bank; and the Bank has full power and authority to authorize and to sell, and to establish the Trust that will issue, the Certificates as contemplated by this Agreement and to enter into this Agreement, the Pooling and Servicing Agreement and the Yield Supplement Agreement;

               (h) Other than as set forth or contemplated in the Prospectus and the Prospectus Supplement, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened, to which the Bank is or may be a party or to which any property

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of the Bank is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders, equity or results of operations of the Bank or that would reasonably be expected to materially adversely affect the interests of the holders of the Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which are not filed or described as required; and

               (i) By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, the Bank will transfer all of its right, title and interest in, to and under the Receivables and certain related property to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          5.   The Bank covenants and agrees with the several Underwriters that:

               (a) Prior to the termination of the offering of the Certificates, the Bank will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus which shall be reasonably disapproved of promptly by the Representative after reasonable notice thereof. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Bank will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Bank will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Bank of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bank will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

               (b) The Bank will deliver or cause to be delivered, at its expense, to the Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may

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reasonably request.  The Bank will furnish or cause to be furnished to the
Representative copies of all reports on Form SR required by Rule 463 under the Act;

               (c) The Bank will, if (i) during such period of time after the first date of the public offering of the Certificates as in the opinion of counsel for the Underwriters a Prospectus and Prospectus Supplement relating to the Certificates is required by law to be delivered in connection with sales by an underwriter or dealer, (ii) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus and Prospectus Supplement are delivered to a purchaser, not misleading, or (iii) it is necessary to amend or supplement the Prospectus and Prospectus Supplement to comply with the applicable law, forthwith prepare and furnish, at the expense of the Bank, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Bank) to which the Certificates may have been sold by the Representative on behalf of the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus and Prospectus Supplement as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus and Prospectus Supplement will comply with the law;

               (d) The Bank will qualify the Certificates for offer and sale under the securities or "BLUE SKY" laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Certificates and will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as the Representative may designate; PROVIDED, HOWEVER, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and PROVIDED FURTHER that the Bank shall not be required to file a general consent to service of process in any jurisdiction;

               (e) On or before ____________, the Bank will cause the Trust to make generally available to the Certificateholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder;

               (f) For the period from the date of this Agreement until the retirement of the Certificates the Servicer will furnish to the Representative
(x) copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (y) copies of each

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amendment to the Pooling and Servicing Agreement, and on each Determination Date or as soon thereafter as practicable, the Servicer shall give notice substantially in the form of Schedule II hereto by telex or telecopy to the Representative of the Class A Pool Factor and the Class B Pool Factor as of the related Record Date;

               (g) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any securities of or guaranteed by the Bank which are substantially similar to the Certificates without the prior written consent of the Representative;

               (h) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or rating agencies rating the Certificates (the "RATING AGENCY") is conditional upon the furnishing of documents or the taking of any other action by the Bank agreed upon on or prior to the Closing Date, the Bank shall use its reasonable best efforts to furnish such documents and take any such other action; and

               (i) So long as any of the Certificates are outstanding, the Bank will furnish to the Representative, by first class mail, (i) as soon as practical after the end of the Bank's fiscal year, copies of all documents, records and financial statements required to be distributed to Certificateholders (including Certificate Owners) or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and
(ii) from time to time, any other information concerning the Bank filed with any government or regulatory authority or national securities exchange which is otherwise publicly available, as the Representative may reasonably request.

          6. The Bank will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Certificates, (ii) incident to the preparation, printing and filing under the Act of the Registration Statement, the Prospectus, any preliminary prospectus and the Prospectus Supplement (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Certificates under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling and Servicing Agreement, the Yield Supplement Agreement and any Blue Sky Memorandum and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the Prospectus and the Prospectus Supplement as herein provided, (vi) the fees and disbursements of the Bank's counsel and accountants and that portion of the Underwriters' counsel fees and disbursements that are chargeable to the Bank, and (vii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Certificates.


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          7.   The obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

               (a) At the time this Agreement is executed and delivered by the Bank and at the Closing Date, Deloitte and Touche, L.L.P. shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representative previously agreed.

               (b) The Prospectus and Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Bank, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

               (c) The Representative shall have received an officer's certificate, dated the Closing Date, signed by the Chairman of the Board, the President, or any Vice President of the Bank representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date (in which case they will be true and correct as of such date on the Closing Date), the representations and warranties of the Bank in this Agreement are true and correct, that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of its knowledge, are contemplated by the Commission.

               (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Bank or the Servicer which, in the judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates or (ii) any downgrading in the rating of any debt securities of the Bank or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

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               (e)  Ray, Quinney & Nebeker, special counsel to the Bank, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                    (i) The Bank has been duly organized and is validly existing as a United States banking association in good standing under the laws of the United States with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank.

                   (ii) The Pooling and Servicing Agreement and the Yield Supplement Agreement have been duly authorized, executed and delivered by the Bank.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Bank.

                   (iv) The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Yield Supplement Agreement by the Bank will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Bank, pursuant to its articles of association or by-laws, any statute, regulation or publicly issued rule or order, or, to the best of such counsel's knowledge, after due inquiry, any privately issued rule or order of any governmental agency or body or any court having jurisdiction over the Bank, or its properties or any agreement or instrument known to such counsel to which the Bank, is a party or by which the Bank, or any of its respective properties is bound.

                    (v) To the best of such counsel's knowledge, after due inquiry, no authorization, approval or consent of any court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Bank of this Agreement, the Pooling and Servicing Agreement or the Yield Supplement Agreement, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Closing Date.

                   (vi) The Certificates have been duly authorized by the Bank.

                  (vii) Nothing has come to such counsel's attention that would cause it to believe that as of the latest Supplement Effective Date and at the Closing Date (x) the Registration Statement, the Prospectus and the Prospectus Supplement (other than the financial statements and the other accounting, statistical and financial information contained therein or omitted therefrom) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate in any material respect or do not fairly present the information required to be shown therein.

                 (viii) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which is not filed or described as required.

                   (ix) There are no legal or governmental proceedings pending to which the Bank is a party, or of which any property, of the Bank is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, in each such case, (A) that are required to be disclosed in the Registration Statement or (B) asserting the invalidity of all or part of this Agreement, the Pooling and Servicing Agreement or the Yield Supplement Agreement, (C) seeking to prevent the issuance of the Certificates,
     (D) that could materially and adversely affect the Bank's obligations under this Agreement, the Pooling and Servicing Agreement or the Yield Supplement Agreement, as applicable, or (E) seeking to affect adversely the federal or state income tax attributes of the Certificates.

                    (x) The Bank has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust pursuant to the Pooling and Servicing Agreement and has duly authorized such sale and assignment to the Trustee by all necessary corporate action.

                   (xi) To the best of such counsel's knowledge, immediately prior to the transfer of Receivables by the Bank pursuant to the Pooling and Servicing Agreement, the Bank was the sole owner of all right, title and interest in its Receivables and the other property to be transferred by it to the Trust.

                  (xii) To the best of such counsel's knowledge, Receivables transferred to the Trust by the Bank are "chattel paper" as defined in the Relevant UCC.

                 (xiii) Such counsel is familiar with the Bank's standard operating procedures relating to the Bank's acquisition of a perfected first priority security interest in the vehicles financed by the Bank pursuant to retail installment sale contracts in the ordinary course of the Bank's business. Assuming that the Bank's standard procedures have been followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Bank has not followed its standard procedures in connection with the perfection of security interest in the Financed Vehicles), the Bank has

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     acquired or will acquire a perfected first priority security interest in each of the Financed Vehicles.

                  (xiv) To the extent that the Relevant UCC applies to the perfection of the Trustee's security interests in the Receivables and other property, rights and interests conveyed by the Bank to the Trust pursuant to the Pooling and Servicing Agreement, when financing statements have been duly executed and delivered and filed or recorded, as appropriate, in the appropriate filing offices, such security interests will be perfected. Under the Relevant UCC, no other security interest of any other creditor of the Bank is equal or prior to the security interest of the Trustee in such Receivables and other property conveyed to the Trust.

                   (xv) All filings necessary under applicable law to perfect both the sale of, and grant of a security interest in, Receivables and the proceeds thereof by the Bank to the Trustee as Trustee of the Trust pursuant to the Pooling and Servicing Agreement have been made and, provided that the Bank does not relocate its chief executive office in a state other than Utah, and that the Trustee maintains the list of Receivables for inspection by interested parties, and no administrative errors are made by state or local agencies, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the transfer of the Receivables and the proceeds thereof to the Trustee as Trustee of the Trust pursuant to the Pooling and Servicing Agreement.

                  (xvi) The statements in the Registration Statement, the Prospectus and the Prospectus Supplement under the headings "ERISA Considerations" and "Certain Legal Aspects of the Receivables," to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                 (xvii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                (xviii)    The Registration Statement has become effective under
     the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement, the Prospectus and the Prospectus Supplement (other than the accounting, financial and statistical data contained in the Registration Statement, the Prospectus or the Prospectus Supplement, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                  (xix) The Certificates, this Agreement, the Pooling and Servicing Agreement and the Yield Supplement Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement, the Prospectus and the Prospectus Supplement.

               (f) Kirkland & Ellis shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that, (i) assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Yield Supplement Agreement by the Bank, each of the Pooling and Servicing Agreement and the Yield Supplement Agreement constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, and (ii) when executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for in accordance with this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement. Such opinion may be made subject to the qualifications that the enforceability of the terms of the Pooling and Servicing Agreement and the Yield Supplement Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (g) Kirkland & Ellis shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                  (i) The Trust created by the Pooling and Servicing Agreement will not be classified as an association taxable as a corporation for federal income tax purposes and, instead, under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust and, subject to possible recharacterization of certain fees paid by the Trust to the Bank or the Servicer, each Certificate Owner will be treated as the owner of an undivided PRO RATA interest in the income and corpus attributable to the Trust.

                 (ii) The statements in the Registration Statement, Prospectus and Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                (iii) The Yield Supplement Account and the Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for federal tax purposes; and neither the Trustee nor the Certificate Owners will be treated as the owner of any portion of the Yield Supplement Account or the Reserve Account and the funds therein for such purposes.

               (h) Ray, Quinney & Nebeker, special Utah tax counsel to the Bank, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                    (i) The Trust will not be classified as a separate entity on which Utah franchise tax will be imposed, and will not be subject to other Utah taxes measured by income, capital, profits or receipts (other than sales, excise, or AD VALOREM taxes that might be imposed upon the ownership or sale of a vehicle acquired upon default of a Receivable);

                   (ii) Certificate owners who would not otherwise be subject to tax in Utah will not be subject to Utah income or franchise taxes with respect to interest or other amounts (including payments under the Yield Supplement Agreement and from the Yield Supplement Account and the Reserve Account) attributable solely to the beneficial ownership of a Certificate (other than such Certificate Owner's share of sales, excise, or AD VALOREM taxes that might be imposed upon the ownership or sale of a vehicle acquired upon default of a Receivable);

                  (iii) The Yield Supplement Account and the Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for Utah state tax purposes;

                   (iv) and neither the Trustee nor the Certificate Owners will be treated as the owner of any portion of the Yield Supplement Account or the Reserve Account and the funds therein for Utah state tax purposes.

               (i) Moffatt, Thomas, Barrett, Rock & Fields, special Idaho tax counsel to the Bank, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                    (i) The Trust will not be classified as a separate entity on which Idaho franchise tax will be imposed, and will not be subject to other Idaho taxes measured by income, capital, profits or receipts (other than sales, excise, or AD VALOREM taxes that might be imposed upon the ownership or sale of a vehicle acquired upon default of a Receivable);

                    (ii) Certificate owners who would not otherwise be subject to tax in Idaho will not be subject to Idaho income or franchise taxes with respect to interest or other amounts (including payments under the Yield Supplement Agreement and from the Yield Supplement Account and the Reserve Account) attributable solely to the beneficial ownership of a Certificate (other than such Certificate Owner's share of sales, excise, or AD VALOREM taxes that might be imposed upon the ownership or sale of a vehicle acquired upon default of a Receivable);

                    (iii) The Yield Supplement Account and the Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for Idaho state tax purposes;

                    (iv) and neither the Trustee nor the Certificate Owners will be treated as the owner of any portion of the Yield Supplement Account or the Reserve Account and the funds therein for Idaho state tax purposes.

               (j) Kirkland & Ellis, special New York tax counsel to the Bank, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                    (i) The Trust will not be classified as a separate entity on which New York franchise tax will be imposed; and the Trust will not be subject to other New York taxes measured by income, capital, profits or receipts (other than sales, excise, or AD VALOREM taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                   (ii) Certificate Owners who would not otherwise be subject to tax in New York will not be subject to New York income or franchise taxes with respect to interest or other amounts (including payments under the Yield Supplement Agreement and from the Yield Supplement Account and the Reserve Account) attributable solely to the beneficial ownership of a Certificate (other than such Certificate Owner's share of sales, excise, or AD VALOREM taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                  (iii) The Yield Supplement Account and the Reserve Account will not be treated as an association taxable as a corporation or other separate taxable entity for New York state tax purposes; and neither the Trustee nor the Certificate Owners will be treated as the owner of any portion of the Yield Supplement Account or the Reserve Account and the funds therein for such purposes.

               (k) The Representative shall have received an opinion of Kirkland & Ellis, dated the Closing Date, with respect to such matters as the Representative shall require and the Bank shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (l) The Representative shall have received an opinion of counsel to Bankers Trust, addressed to the Underwriters and the Bank, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                    (i) Bankers Trust is a New York banking corporation duly organized and validly existing under the laws of the United States.

                   (ii) Bankers Trust has the power and authority to enter into and perform the Pooling and Servicing Agreement. The execution, delivery and performance of the Pooling and Servicing Agreement have been duly authorized by all requisite action, and the Pooling and Servicing Agreement has been duly executed and delivered by Bankers Trust.

                  (iii) No consent, approval, authorization, order of or filing with any court, governmental agency or body (including without limitation, any banking regulatory agency or body or arbitrator having jurisdiction over Bankers Trust) is required in connection with the execution and delivery by Bankers Trust of the Pooling and Servicing Agreement and the performance by Bankers Trust of the transactions thereunder.

                   (iv) The Pooling and Servicing Agreement, assuming due authorization, execution and delivery thereof by the Bank and the Servicer, constitutes a valid and legally binding agreement of Bankers Trust and is enforceable against Bankers Trust in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and the rights of creditors of banks in particular and by general principles of equity.

                    (v) The Certificates have been duly executed, authenticated and delivered by Bankers Trust.

                   (vi) If Bankers Trust were acting as Servicer under the Pooling and Servicing Agreement as of the date of this Agreement, Bankers Trust would have the corporate power and authority to perform the obligations of the Servicer as provided in the Pooling and Servicing Agreement.

               (m) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

               (n) The Representative shall have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Bank and the Servicer in which each such officer shall state that, the representations and warranties of the Bank or the Servicer, as applicable, contained in the Pooling and Servicing Agreement are true and correct in all material respects and that the Bank or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

               (o) The Class A Certificates shall have been rated "Aaa" by Moody's and "AAA" by S&P and the Class B Certificates shall have been rated "A3" by Moody's and "A" by S&P.

               (p) On the Closing Date, the representations and warranties of the Bank in the Pooling and Servicing Agreement will be true and correct.

               (q) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Yield Supplement Agreement and the Certificates shall have been paid by the Bank at or prior to the Closing Date.

          8. (a) The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted, except as otherwise provided below regarding the limitation on use of counsel) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus Supplement (as amended or supplemented if the Bank shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through the Representative expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus or the Prospectus Supplement (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) and, if the furnishing of a copy of the Prospectus (as so amended or supplemented) to such person was required by law or was requested in writing by the Bank, a copy of the Prospectus and the Prospectus Supplement (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, each director and officer of the Bank who signed the Registration Statement, and each person who controls the Bank within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to each Underwriter, but only with reference to information furnished to the Bank in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the

Prospectus, the Prospectus Supplement any amendment or supplement thereto, or any preliminary prospectus.

               (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of Sections 8(a) or (b), such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such counsel for the Indemnified Person shall be reasonably satisfactory to the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative and any such separate firm for the Bank or either of its directors or officers who sign the Registration Statement or control persons shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this
Section 8(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in Sections 8(a) and (b) is unavailable other than in accordance with its terms to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under either of Sections 8(a) or (b), in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Bank and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Certificates. The relative fault of the Bank on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Certificates set forth opposite their names in Schedule I hereto, and not joint.

               (f)  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

               (g)  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Bank, or any of its officers or directors or any other person controlling the Bank and (iii) acceptance of and payment for any of the Certificates.

          9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Bank, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange; (ii) trading of any securities of or guaranteed by the Bank shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus and the Prospectus Supplement.

          10.  (a)  This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Prospectus Supplement (or, if applicable, any post-effective amendment) by the Commission.

               (b) If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Certificates that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10(b) by an amount in excess of one-ninth of such principal amount of Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date, and arrangements satisfactory to the Representative and the Bank for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the

Bank. In any such case either the Representative or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus and the Prospectus Supplement or in any other documents or arrangements may be effected. Any action taken under this Section 10(b) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement or any condition of the Underwriters cannot be fulfilled, the Bank agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o _______________________ (Facsimile No.: ___________),
Attention: _________. Notices to the Bank shall be given to it at First Security Bank, N.A., 79 South Main Street, Salt Lake City, Utah 84111 (Facsimile
No.: 801-359-6928), Attention: Executive Vice President and Chief Financial Officer.

          13. This Agreement shall inure to the benefit of and be binding upon the Bank, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of the Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            *     *     *     *     *

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Bank and the Underwriters in accordance with its terms.

                              Very truly yours,

                              FIRST SECURITY BANK, N.A.



                              BY:
                                 -------------------------------------
                                   Name:    Scott C. Ulbrich
                                   Title:  Authorized Officer



The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.


------------------------------
As Representative of
the Underwriters
By:
     --------------------------


By:
   ----------------------------
     Name:
     Title:

                                   SCHEDULE I

                                  UNDERWRITERS


                                        Principal Amount
                                        ----------------

-------------------------
Class A Certificates                    $
Class B Certificates                    $


-------------------------
Class A Certificates                    $
Class B Certificates                    $

                                   SCHEDULE II

                         FORM OF SERVICER'S CERTIFICATE


-----------------
-----------------
-----------------

Attention:

          Re: Pooling and Servicing Agreement dated as of ______________ (as amended, supplemented or otherwise modified and in effect, the "Pooling and Servicing Agreement") between First Security Bank, N.A., as seller and servicer and Bankers Trust Company, as trustee and collateral agent ____________
               ____________________________________________________________


Determination Date to which this Certificate relates:

               ___________________, ____


For Monthly Period ending on ____________, ____

          1. The undersigned Servicing Officer does hereby certify that the Class A Pool Factor is ______________.

          2. The undersigned Servicing Officer does hereby certify that the Class B Pool Factor is ___________________________.

          3. Capitalized terms used in this Certificate shall have the same meanings as in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand as of the above-referenced Determination Date.

                                                    , as Servicer
                                   -----------------



                                   By:
                                      ---------------------------------
                                         Servicing Officer



                                       A-2